Exhibit 23.2

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

      As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-KSB by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of [May 31, 2002], into Quest Resource Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431).



/s/ Dwayne McCune
----------------------------
McCune Engineering
Petroleum Engineers

Baldwin City, KS
August 26, 2002